Exhibit 8.1

Levenfeld Pearlstein, LLC 120 S Riverside Plaza, Suite 1800 Chicago, IL 60606 USA lplegal.com

October 30, 2026

First Financial Corporation

One First Financial Plaza

P.O. Box 540

Terre Haute, IN 47807

Re:	Opinion Regarding Material Federal Income Tax Consequences of the Merger

Ladies and Gentlemen:

We have acted as special tax counsel to First Financial Corporation, an Indiana corporation (“Buyer”), in connection with the merger of First Illinois Corporation, an Illinois corporation (“Company”), with and into Buyer, with Buyer surviving the merger (the “Merger”), pursuant to the Agreement and Plan of Merger, dated as of August 26, 2026, by and between Buyer and Company (the “Merger Agreement”), as more fully described in the registration statement on Form S-4, including the proxy statement/prospectus included therein (the “Registration Statement”), being filed by Buyer with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). Our opinion is being delivered to you in connection with the Registration Statement. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Merger Agreement.

In connection with our opinion, we have reviewed the Merger Agreement, including all exhibits thereto, the Registration Statement, and such other documents and records that we have deemed necessary or appropriate for purposes of issuing our opinion (collectively, the “Documents”). In our examination of the Documents, we have assumed their completeness and authenticity, and we have further assumed that each of the Documents has been or will be duly authorized and executed in the form examined by us and will be binding upon all parties thereto. We are expressly relying for purposes of our opinion on the facts, information, representations, warranties and covenants contained in the Documents. In addition, we are expressly relying upon additional representations of fact made by Buyer in an officer’s representation letter dated the date hereof and by Company in an officer’s representation letter dated the date hereof, each delivered to us in connection with our opinion (collectively, the “Representation Certificates”), as well as certain other assumptions stated herein. We are relying upon the accuracy of any representations or statements made that are qualified by the maker’s knowledge or belief as if such representations or statements were made without such qualification. We have also assumed that, as to all matters for which a person or entity has represented that such person or entity is not a party to, does not have, or is not aware of, any plan, intention, understanding or agreement, there is no such plan, intention, understanding or agreement. We have not been asked to and have not attempted to verify any facts, information, warranties or representations (collectively, “Statements”) through independent investigation and are assuming that each is true, correct and complete as of the date hereof and that no actions inconsistent with such Statements have occurred or will occur. In our review and examination, we have assumed the due authorization and execution of all documents, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as electronic or photostatic copies, and the authenticity of the originals of such copies.

First Financial Corporation

October 30, 2026

In connection with our opinion, we have assumed that the Merger will be effected and consummated in accordance with the terms and conditions of the Merger Agreement, including satisfaction of all material covenants and conditions to the obligations of the parties without amendment or waiver thereof. We have also assumed that none of the parties will take any action prior to, at or after the Effective Time that would cause the Merger not to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

Based on and subject to the foregoing, including, without limitation, the assumptions, qualifications and exceptions set forth above and the exceptions, qualifications and limitations set forth below, it is our opinion that: (i) the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code and Buyer and Company will each be a party to the reorganization within the meaning of Section 368(b) of the Code; and (ii) the statements regarding the U.S. federal income tax consequences of the Merger set forth in the Registration Statement under the caption “The Merger — Material U.S. Federal Income Tax Consequences of the Merger,” insofar as such statements constitute statements of law or legal conclusions, are correct in all material respects.

Our opinion is limited to those U.S. federal income tax issues specifically set forth above. Except as expressly set forth above, we do not express any opinion as to any other federal tax issues, or any state, local or foreign tax issues, arising from or related to the transactions contemplated by the Merger Agreement, nor do we express any opinion as to the Bank Merger or any opinion as to non-tax issues such as corporate law or securities law matters. We express no opinion as to the tax treatment of any conditions existing at the time of, or effects resulting from, transactions that are not specifically addressed herein. We express no opinion as to whether the discussion contained in the Registration Statement under the caption “The Merger — Material U.S. Federal Income Tax Consequences of the Merger” addresses all of the United States federal income tax consequences of the Merger that may be applicable to Buyer, Company or any holder of Company Common Stock. Notwithstanding anything to the contrary herein, we express no opinion as to the effect of the Merger (i) on any party to the Merger or on any direct or indirect shareholder of Company that is a corporation under the alternative minimum tax imposed under Section 55 of the Code or (ii) under the excise tax imposed under Section 4501 of the Code.

Our opinion represents our legal judgment as to the described federal income tax consequences of the Merger. Our opinion is based upon the Code, the Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change either prospectively or retroactively, and upon our knowledge of the facts as of the date hereof. If (i) the relevant facts at the Effective Time differ from those represented to us in the Representation Certificates or reflected in the Documents, (ii) the Merger is completed on terms not contained in the Merger Agreement, (iii) any of our assumptions proves untrue, or (iv) existing authorities are modified by legislative, administrative or judicial action, our conclusions may differ and this opinion may not be relied upon. We undertake no responsibility or duty to provide a revised opinion or other advice or to communicate with you regarding any matter that comes to our attention after the date hereof. This opinion is being delivered prior to the consummation of the proposed transactions and therefore is prospective and dependent on future events.

First Financial Corporation

October 30, 2026

No ruling has been sought or obtained from the Internal Revenue Service (the “Service”) regarding the federal income tax consequences of any aspect of the Merger, and our opinion is not binding on the Service. Accordingly, no assurance can be given and none is hereby given, that the Service will not take a position contrary to the position reflected in our opinion or that our opinion would be sustained by a court if challenged.

We hereby consent to (i) the reference to our opinion in the Registration Statement, (ii) the filing of this opinion as an exhibit to the Registration Statement and (iii) the use of our name in the Registration Statement. In giving such consent, however, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Levenfeld Pearlstein, LLC